Exhibit 1.1

CEMENTOS PACASMAYO S.A.A.

[•] American Depositary Shares

Representing an Aggregate of [•] Shares of Common Stock

Underwriting Agreement

[•], 2012

J. P. Morgan Securities LLC
As Representative of the
                several Underwriters listed
                in Schedule 1 hereto

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Cementos Pacasmayo S.A.A, a Peruvian corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of [•] American Depositary Shares of the Company representing an aggregate of [•] common shares, par value S/. 1.00 per share (the “Shares”) and, at the option of the Underwriters, up to an additional [•] American Depositary Shares of the Company representing an aggregate of [•] Shares.  The Shares will be represented by Certificados Provisionales (the “Certificados”) issued by the Company on the Closing Date, as defined below, until the date on which the Company’s capital increase is registered with the Peruvian Public Registry, upon which filing the Certificados will be automatically substituted by common shares. The aggregate of [•] American Depositary Shares of the Company to be sold by the Company is herein called the “Underwritten ADSs” and the aggregate of [•] additional American Depositary Shares of the Company to be sold by the Company at the option of the Underwriters is herein called the “Option ADSs”. The Underwritten ADSs and the Option ADSs are herein collectively referred to as the “ADSs”. The aggregate of up to [•] common shares of the Company underlying the Underwritten ADSs is herein called the “Underwritten Shares” and the aggregate of up to [•] common shares of the Company underlying the Option ADSs is herein called the “Option Shares”. The Underwritten Shares and the Option Shares are herein collectively called the “Underlying Shares”. The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”) entered into on the date hereof among the Company, JPMorgan Chase Bank, N.A., as Depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs.  Each ADS will initially represent [•] common shares deposited pursuant to the Deposit Agreement.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the ADSs, as follows:

1.                                       Registration Statement.  The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-[•]), including a prospectus, relating to the ADSs.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” [means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any] prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the ADSs.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex D, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [•], 2012 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex D hereto.

“Applicable Time” means [•] [A/P].M., New York City time, on [•], 2012.

2.                                       Purchase of the ADSs by the Underwriters.

(a)                                  The Company agrees to issue and sell the Underwritten ADSs to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten ADSs set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per ADS of U.S.$ [•] (the “Purchase Price”).

In addition, the Company agrees to issue and sell the Option ADSs to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option ADSs at the Purchase Price less an amount per Option ADS equal to any dividends or distributions declared by the Company and payable on the Underwritten ADSs but not payable on the Option ADSs.

If any Option ADSs are to be purchased, the number of Option ADSs to be purchased by each Underwriter shall be the number of Option ADSs which bears the same ratio to the aggregate number of Option ADSs being purchased as the number of Underwritten ADSs set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten ADSs being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional ADSs as the Representative in its sole discretion shall make.

The Underwriters may exercise the option to purchase Option ADSs at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representative to the Company.  Such notice shall set forth the aggregate number of Option ADSs as to which the option is being exercised and the date and time when the Option ADSs are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof).  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)                                 The Company understands that the Underwriters intend to make a public offering of the ADSs as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the ADSs on the terms set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell ADSs to or through any affiliate of an Underwriter.

(c)                                  Payment for the ADSs shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Underwritten ADSs, at the offices of [specify closing location] at 10:00 A.M., New York City time, on [•], 2012, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option ADSs, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option ADSs.  The time and date of such payment for the Underwritten ADSs is referred to herein as the “Closing Date”, and the time and date for such payment for the Option ADSs if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the ADSs to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the ADSs to be purchased on such date, with any transfer taxes and Depositary fees payable in connection with the sale of such ADSs duly paid by the Company, through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

(d)                                 The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.                                       Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)                                  Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and [each] Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and [no Preliminary Prospectus,] at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)                                 Pricing Disclosure Package.  The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c)                                  Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the ADSs (each such communication by the Company or such agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex D hereto, each electronic road show and any other written communications approved in writing in advance by the Representative.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)                                 Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the ADSs has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing

Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)                                  ADS Registration Statement.  A registration statement on Form F-6 (File No. 333 [•]) has been filed with the Commission.  Such registration statement has been declared effective by the Commission (such registration statement, as amended at the time it became effective, is referred to herein as the “ADS Registration Statement”).  No stop order suspending the effectiveness of the ADS Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the ADS Registration Statement and any amendment thereto, the ADS Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein and or necessary in order to make the statements therein not misleading.

(f)                                    Financial Statements.  The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), and the interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”) applied on a consistent basis throughout the periods covered thereby; and the selected financial data set forth under the caption “Selected financial and operating data” in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(g)                                 No Material Adverse Change.  Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)                                 Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing, to the extent applicable, under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

(i)                                     Capitalization.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j)                                     Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (together, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(k)                                  Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company.

(l)                                     Deposit Agreement.  The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(m)                               The Underlying Shares.  The Underlying Shares have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Underlying Shares is not subject to any preemptive or similar rights, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n)                                 The ADSs. The Underlying Shares to be issued and sold by the Company hereunder may be freely deposited by the Company with the Depositary by book entry transfer at Cavali ICLV. S.A. or otherwise in accordance with applicable law.  Upon the due issuance by the Depositary of ADRs evidencing ADSs, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADSs will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o)                                 Absence of Transfer Restrictions. The ADSs, when issued, will be freely transferable by the Company to or for the account of the several Underwriters and will be freely transferable by the several Underwriters to the initial purchasers in the manner contemplated in the Prospectus.

(p)                                 Descriptions of the Transaction Documents.  The Transaction Documents conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)                                 No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)                                    No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the ADSs and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule  or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)                                  No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the ADSs and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the capital increase with the applicable Peruvian Public Registry; and (ii) the registration of the ADSs and the Underlying Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the ADSs by the Underwriters.

(t)                                    Legal Proceedings.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except, in the cases of clauses (i) and (ii) above, for any such failure to describe or file an exhibit that would not, individually or in the aggregate, have a Material Adverse Effect.

(u)                                 Independent Accountants.  Medina, Zaldívar, Paredes & Asociados Sociedad Civil de Responsabilidad Limitada, a member firm of Ernst & Young Global, who have certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)                                 Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)                               Title to Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(x)                                   No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(y)                                 Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z)                                   Taxes.  The Company and its subsidiaries have paid all federal, state, local and foreign taxes required to be paid and filed all tax returns required to be filed through the date hereof, except where (i) the amount and validity thereof is currently being contested in good faith by appropriate proceedings or (ii) the failure to pay such taxes or file such returns could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or, to the knowledge of the Company, could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(aa)                            Enforceability of Transaction Documents. The Transaction Documents are or shall be in proper legal form under the laws of Peru for the enforcement thereof in Peru against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in a legal or administrative proceeding in Peru of the Transaction Documents, it is not necessary that the Transaction Documents or any other document related hereto be filed or recorded with any court or other authority in Peru (except that an official translation into Spanish of such documents may be required for purposes of enforcement proceedings in Peru) or that any registration tax, stamp duty or similar tax be paid in Peru on or in respect of the Transaction Documents or any other document other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by a Peruvian court of law and except as may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally, and (ii) the prohibition contained in article 254 of the Peruvian Business Act (Ley General de Sociedades) of

any acknowledgement of obligations limiting the transferability or negotiation of the Company’s Stock issued by shareholders of the Company.

(bb)                          Enforcement of Foreign Judgements. Pursuant to the terms of this Agreement and the Deposit Agreement, the Company has agreed to submit to the jurisdiction of any state or federal court in the state of New York in which the relevant suit or proceeding may be instituted. Any final judgment for a fixed or readily calculable sum of money rendered in any state or federal court in the state of New York having jurisdiction in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement or the transactions contemplated thereby would be declared enforceable against the Company by the courts of Peru without reexamination of the merits of the cause of action in respect of which the original judgment was given or retrial of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, provided that it is ratified by the Peruvian Courts (Cortes de la República del Perú) if the following conditions and requirements are met: (i) such judgment is not related to matters under the exclusive jurisdiction of Peruvian courts (such as matters involving real estate property); (ii) the issuing court had jurisdiction under its own conflicts of law rules and under general principles of international law on jurisdiction; (iii) the defendant was adequately served and was guaranteed due process under the laws of the jurisdiction of the issuing court; (iv) the judgment is res judicata under the laws of the jurisdiction of the issuing court; (v) there is no pending litigation in Peru between the same parties for the same issue, which has been initiated before the commencement of the proceedings that concluded with such judgment; (vi) such judgment is not incompatible with a priorly rendered foreign judgment that fulfills the requirements of recognition and enforceability established by Peruvian law; (vii) such judgment is not contrary to Peruvian national sovereignty, public order or good morals; (viii) it has not been proven that the issuing court has denied enforcement of Peruvian judgments or engaged in a review of the merits thereof; (ix) such judgment has been (a) duly apostilled by the competent authority of the jurisdiction of the issuing court, in case of jurisdictions that are parties to the Hague Apostille Convention, or (b) certified by Peruvian consular authorities, in case of jurisdictions that are not parties to the Hague Apostille Convention, and is accompanied by a certified and officially translated copy of such judgment into Spanish; and (x) payment of the applicable court taxes or filing fees.

(cc)                            Absence of Peruvian Stamp and Other Taxes.  No Peruvian transaction tax, stamp duty or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters in connection with (i) the execution, delivery, performance and enforcement of the Transaction Documents or of any other document to be furnished hereunder or thereunder, (ii) the consummation by the Company of the transactions contemplated by the Transaction Documents, (iii) the deposit with the Depositary of the Underlying Shares against issuance of the ADSs, or (iv) the resale and delivery of the ADSs by the Underwriters in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(dd)                          Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such notice or non-renewal would not, individually or in the aggregate, have a Material Adverse Effect.

(ee)                            No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated, threatened or imminent, except as would not reasonably be expected to have a Material Adverse Effect.

(ff)                                Compliance with and Liability under Environmental Laws.  (i) The Company and its subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules and regulations, requirements, decisions, judgments, decrees and orders relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $130,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(gg)                          Hazardous Materials.  There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  “Hazardous Materials” means any material, chemical, substance ,waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law.  “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(hh)                          Disclosure Controls.  The Company and its subsidiaries have established an effective system of disclosure controls and procedures that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under applicable laws is recorded, processed, summarized and reported within the time periods specified in such laws, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(ii)                                  Accounting Controls.  The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(jj)                                  Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary in the businesses they are engaged in; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(kk)                            No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ll)                                  Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm)                      Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)                          No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except where such prohibition would not reasonably be expected to have a Material Adverse Effect.

(oo)                          Payment of Dividends. Except in the events of cash distributions due to the redemption of the Underlying Shares, capital reductions or dissolution and liquidation of the Company, all dividends and other distributions declared and payable on the Underlying Shares, in cash or in shares, may, under current Peruvian law and regulations, including any foreign exchange or foreign currency approvals, be paid to the Depositary and to the holders of the ADSs, as the case may be, in Peruvian nuevos soles and may be converted freely into foreign currency that may be transferred out of Peru in accordance with the Deposit Agreement. All cash dividends made to holders of the ADSs who are non-residents of Peru are subject to a Peruvian withholding income tax, at a rate of 4.1 % over the cash dividend paid and are otherwise currently free and clear of any other tax, duty, withholding or deduction in Peru. All dividends and other distributions do not require any governmental authorization in Peru.

(pp)                          No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and the engagement agreement entered into on                 between the Company and the Representative) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the ADSs.

(qq)                          No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the ADSs.

(rr)                                No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs.

(ss)                            Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt)                                Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(uu)                          Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(vv)                          Status under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the ADSs and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(ww)                      Jurisdiction.  The Company has the power to submit, and pursuant to Section 15(a) of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower, and pursuant to Section 15(b) of this Agreement, has legally and validly designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York. Service of process in respect of a claim or action in a U.S. court pursuant to this Agreement, effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as Peruvian law is concerned, to confer valid personal jurisdiction over the Company.

(xx)                              No Immunity.  Neither the Company nor any of its subsidiaries, nor any of their respective assets or revenues, has immunity, including sovereign immunity, from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) or from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets, (ii) the United States or the State of New York or (iii) Peru or any political subdivision thereof. To the extent that the Company or any of its subsidiaries or any of their respective assets or revenues may have or may hereafter have immunity from any such court, the Company has, pursuant to Section 15(c) of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such immunity to the extent permitted by law.

(yy)                          Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Peru and will be recognized by the courts of Peru, except as may be limited by article 2,049 of the Peruvian Civil Code, under which provisions of foreign law shall be excluded if they are incompatible with international public policy or good morals, in which case, the laws of Peru will apply.

(zz)                              Absence of Exchange Controls.  No exchange control authorization or any other authorization, approval, consent or license of any governmental authority or agency is required for (i) the payment of Peruvian nuevos soles by the Company to the Depositary pursuant to the terms of the Deposit Agreement or (ii) the conversion of such nuevos soles into United States dollars or the payment of such United States dollars to the holders of ADSs for purposes of paying dividends or other distributions, except, in the case of clause (ii), in the events of cash distributions due to the redemption of the Underlying Shares, capital reductions or dissolution and liquidation of the Company.

4.                                       Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)                                  Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the ADSs; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City, New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b)                                 Delivery of Copies.  The Company will deliver, without charge, (i) to the Representative, a signed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representative may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters a prospectus relating to the ADSs is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the ADSs by any Underwriter or dealer.

(c)                                  Amendments or Supplements, Issuer Free Writing Prospectuses.  Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d)                                 Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the ADSs for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the ADSs and, if any such order is issued, will obtain as soon as reasonably practicable the withdrawal thereof.

(e)                                  Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)                                    Blue Sky Compliance.  The Company will qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the ADSs; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)                                 Earning Statement.  The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)                                 Clear Market.  For a period of 180 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, Shares or investment shares (the “Investment Shares”) or any securities convertible into or exercisable or exchangeable for Shares or Investment Shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or Investment Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or Investment Shares or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than the ADSs to be sold hereunder, and the offer to certain shareholders of Inversiones Pacasmayo S.A. (“IPSA”) to exchange shares of IPSA for Shares, such exchange amount not to exceed 3% of the Company’s total outstanding capital stock. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Section 4(h) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(i)                                     Use of Proceeds.  The Company will apply the net proceeds from the sale of the ADSs as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j)                                     No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs.

(k)                                  Exchange Listing.  The Company will use its reasonable best efforts to list, subject to notice of issuance, the ADSs on the New York Stock Exchange (the “Exchange”).

(l)                                     Reports.  So long as the ADSs are outstanding, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m)                               Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)                                 Filings.  The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(o)                                 Settlement. The Company will use its reasonable best efforts in cooperation with the Underwriters to permit the ADSs to be eligible for clearance and settlement through DTC.

(p)                                 Deposit Agreement and Depositary.  The Company will comply with the Deposit Agreement and will deposit the Underlying Shares to be sold by the Company with the Depositary by means of a book entry transfer at Citibank del Peru S.A. or otherwise in accordance with applicable law, on or prior to the Closing Date or the Additional Closing Date, as applicable, in accordance with the Deposit Agreement so that the ADRs evidencing the ADSs will be delivered by book entry transfer by the Depositary to the respective accounts of the Underwriters at the Closing Date or Additional Closing Date, as applicable.

(q)                                 Registration of the Capital Increase. At the request of the Representative, the Company will furnish to the Representative evidence of registration of the Company’s capital increase with the Peruvian Public Registry, as soon as reasonably practicable.

5.                                       Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)                                  It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex D or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)                                 It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the ADSs unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c)                                  It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.                                       Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)                                  Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)                                 Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)                                  No Downgrade.  Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)                                 No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)                                  Officer’s Certificate.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional authorized officer  of the Company (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)                                    Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Medina, Zaldívar, Paredes & Asociados Sociedad Civil de Responsabilidad Limitada, a member firm of Ernst & Young Global, shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)                                 Opinion and 10b-5 Statement of Counsel for the Company.  Simpson Thacher & Bartlett LLP, U.S. counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A hereto.

(h)                                 Opinion and 10b-5 Statement of Peruvian Counsel for the Company.  Estudio Echecopar Abogados, Peruvian counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B hereto.

(i)                                     Opinion and 10b-5 Statement of U.S. Counsel for the Underwriters.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)                                     Opinion and 10b-5 Statement of Peruvian Counsel for the Underwriters.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Rubio Leguía Normand, Peruvian counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)                                  Opinion of Counsel for the Depositary. Ziegler, Ziegler & Associates LLP, counsel for the Depositary, shall have furnished to the Representative, at the request of the Depositary, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C.

(l)                                     No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the ADSs.

(m)                               Exchange Listing.  The ADSs to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(n)           Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and IPSA, officers and directors of the Company relating to sales and certain other dispositions of Shares or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(o)           Deposit Agreement. The Deposit Agreement shall have been delivered and the Deposit Agreement shall be in full force and effect.

(p)           Certificates of the Depositary. The Depositary shall have furnished or caused to be furnished to the Representative evidence reasonably satisfactory to the Representative of the deposit of the Underlying Shares in respect of which the ADSs to be purchased by the Underwriters on the Closing Date or the Additional Closing Date, as the case may be, and such other matters related thereto as the Representative reasonably requests.

(q)           Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.             Indemnification and Contribution.

(a)           Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)           Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its affiliates, directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter:  the name of the Underwriters set forth in the table under the first paragraph, the seventh, thirteenth and fourteenth paragraphs under the caption “Underwriting”and the following information in the Issuer Free Writing Prospectus dated [•], 2012:  [insert description of information provided by Underwriters].

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable and documented fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and reasonable and documented expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J. P. Morgan Securities LLC and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the ADSs or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the ADSs and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the ADSs.  The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.             Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.             Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option ADSs, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.           Defaulting Underwriter.

(a)           If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such ADSs by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such ADSs on such terms.  If other persons become obligated or agree to purchase the ADSs of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases ADSs that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of ADSs to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of ADSs that such Underwriter agreed to purchase on such date) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of ADSs to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase ADSs on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.           Payment of Expenses.

(a)           Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the ADSs and any taxes payable in connection therewith; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents, (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the reasonable and documented fees and expenses incurred in connection with the registration or qualification of the ADSs under the state or foreign securities or blue sky laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable and documented fees and expenses of counsel for the Underwriters, provided that such fees and expenses do not exceed $20,000); (vi) the costs and charges of any transfer agent and any registrar; (vii) all fees and expenses incurred in connection with any filing with, and clearance of the offering by, FINRA (including the FINRA related reasonable and documented  fees and expenses of counsel to the Underwriters, provided that such fees and expenses do not exceed $20,000); and (viii) all expenses and application fees related to the listing of the ADSs on the New York Stock Exchange. For the avoidance of doubt, if the sale of the ADS is consummated pursuant to Section 2 herein, the Underwriters shall be responsible for the fees of their legal counsel, excluding any fees related to FINRA clearance, and any expenses incurred in connection with any “road show” presentation to potential investors.

(b)           If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the ADSs for delivery to the Underwriters or (iii) the Underwriters decline to purchase the ADSs for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel and expenses incurred in connection with any “road show” presentation to potential investors) reasonably incurred and duly documented by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.           Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.           Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b)

the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.           Consent to Jurisdiction; Authorized Agent; Waiver of Immunity.

(a)           The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in the Borough of Manhattan, New York City, New York, U.S.A., and any appellate court from any thereof (the “Specified Courts”), over any suit, action or proceeding brought by an Underwriter or by any person who controls any Underwriter against them with respect to their obligations, liabilities or any other matter arising out of or in connection with the sale of the ADSs to the Underwriters under this Agreement (a “Related Proceeding”). Notwithstanding the foregoing, any action based on this Agreement may be instituted by any Underwriter or by any person who controls any Underwriter in any competent court in Peru.

(b)           The Company has designated, appointed, and empowered CT Corporation System with offices currently at 111 Eighth Avenue, New York, NY 10011, as its designee, appointee and agent (the “Authorized Agent”) to receive and accept for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company, in any Specified Court with respect to any Related Proceeding and that may be made on such Authorized Agent in accordance with legal procedures prescribed for such courts. If for any reason such Authorized Agent shall cease to be available to act as such, the Company agrees to designate a new Authorized Agent in The City of New York on the terms and for the purposes of this Section 15 reasonably satisfactory to the Underwriters. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any Related Proceeding against the Company by serving a copy thereof upon the Authorized Agent (whether or not such Authorized Agent shall accept or acknowledge such service) with a copy to the Company.  The Company agrees that the failure of any such Authorized Agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of the ADSs and the Underwriters to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction against any of them in such other jurisdictions, and in such manner, as maybe permitted by applicable law. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to any Related Proceeding in a Specified Court whether on the grounds of venue, residence or domicile and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Related Proceeding brought in any such Specified Court has been brought in an inconvenient forum.

(c)           To the extent that the Company may be entitled in any jurisdiction in which judicial proceedings may at any time be commenced hereunder, to claim for itself or its revenues or assets any immunity, including sovereign immunity, from suit, jurisdiction, attachment in aid of execution of a judgment or prior to a judgment, execution of a judgment or any other legal process with respect to its obligations hereunder and to the extent that in any such jurisdiction there may be attributed to the Company such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and irrevocably waives such immunity to the maximum extent permitted by law.  Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Underwriters in any competent court in Peru.

(d)           The Company agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made against the Company for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase United States dollars, at the business day nearest the date of judgment, with the amount of the Judgment Currency actually received by such Underwriter. If the United States dollars purchased by any Underwriter are greater than the amount originally due by the Company, the Underwriter agrees to pay to the Company the amount equal to the excess of the United States dollars so purchased over the amount originally due to the Underwriter hereunder.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs or exchange payable in connection with the purchase of, or conversion into, the relevant currency.

16.           Payment Free and Clear.  All payments to be made by the Company under this Agreement shall be paid free and clear of any deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature (including any amounts that result from the payment of fees, compensation or reimbursement of costs contemplated in this Agreement or in the Deposit Agreement), imposed by Peru, or by any department, agency or other political subdivision or taxing authority thereof, and all interest, penalties or similar liabilities with respect thereto (collectively, “Peruvian Taxes”). If any Peruvian Taxes are required by law to be deducted or withheld by the Company in connection with such payments, the Company will increase the amount paid so that the full amount of such payment is received by the Underwriter; provided, however, no additional amounts shall be payable on account of (i) any Peruvian Taxes which would not have been imposed but for the existence of any present or former connection between an Underwriter and Peru, including the Underwriter having been a resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein (other than a connection arising solely from the receipt of payments under this Agreement) or (ii) any Peruvian Taxes imposed or withheld by reason of the failure by any Underwriter to comply with a request of the Company addressed to the Underwriters to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Underwriters or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the jurisdiction imposing such Peruvian Taxes as a precondition to exemption from all or part of such Peruvian Taxes.

17.           Miscellaneous.

(a)           Authority of J. P. Morgan Securities LLC. Any action by the Underwriters hereunder may be taken by J. P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by J. P. Morgan Securities LLC shall be binding upon the Underwriters.

(b)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representative c/o J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax:  (212) 622-8358); Attention  Equity Syndicate Desk.  Notices to the Company shall be given to it at Calle La Colonia 150, Urbanización El Vivero Surco, Lima Peru, (fax: +51 1 4375715); Attention: General Counsel.

(c)           Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CEMENTOS PACASMAYO S.A.A.

By:
Name:
Title:

Accepted:  [•], 2012

J. P. MORGAN SECURITIES LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:
Authorized Signatory

Schedule 1

Underwriter	Number of ADSs

J. P. Morgan Securities LLC	[•]
Santander Investment Securities Inc.	[•]

Total

Annex A

[Form of Opinion of United States Counsel for the Company]

[•]

Annex B

[Form of Opinion of Peruvian Counsel for the Company]

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Annex C

[Form of Opinion of Counsel for the Depositary]

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Annex D

a.                                       Pricing Disclosure Package

[list each Issuer Free Writing Prospectus to be included in the Pricing Disclosure Package](1)

b.                                      Other Information Included in the Pricing Disclosure Package

The following information is also included in the Pricing Disclosure Package:

1.  The initial price to the public of the ADSs: $[•] per ADS

2.  The number of ADSs: [•]

(1)  NTD: Should include the filed IFWPs and any IFWP with preliminary terms of the Securities but not include any electronic road show, which is treated as an IFWP not part of the Pricing Disclosure Package and is therefore covered by the representations and indemnities but not opinions.

Exhibit A

[FORM OF LOCK-UP AGREEMENT]

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